P10 Announces Agreement to Acquire Qualitas Funds, a Leading European Lower-Middle Market

Alternative Investment Solutions Provider

Establishes European presence and will add approximately $1 billion in fee-paying assets under management

Expands P10’s global client base by over 1,300 LPs

Expected to be modestly accretive to fully-taxed ANI per share in 2025

DALLAS, September 17, 2024 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (“P10” or the “Company”), a leading private markets solutions provider, today announced that it has entered into a definitive agreement to acquire Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”) for an initial purchase price of $63 million with the potential for additional earnout consideration.

Qualitas Funds is a Madrid-based private equity investing platform that provides fund-of-funds, direct co-investing and NAV financing opportunities in the European lower-middle market to more than 1,300 limited partners across the ultra-high-net-worth (UHNW), family office, and institutional channels. The firm has approximately $1 billion in fee-paying assets under management (FPAUM) and a strong expected growth trajectory. The firm was founded in 2014 and is wholly owned by co-founders and co-managing partners, Eric Halverson and Sergio Garcia.

“The Qualitas Funds acquisition establishes a European presence and meaningfully grows P10’s investor base, positioning us as a leading global, multi-strategy private markets firm focused on the middle and lower-middle markets,” said Luke Sarsfield, P10 Chairman and Chief Executive Officer. “Eric, Sergio, and their talented team have built an incredible firm with strong performance and a loyal investor base. Our strategy leaders have known and worked alongside the Qualitas Funds team for over a decade. They share our client-centric culture and dedication to serving clients with elite, access constrained investment opportunities in the middle and lower-middle markets.”

“We are thrilled to join P10’s diversified private markets ecosystem,” said Halverson and Garcia. “Luke and his team are building the preeminent global middle and lower-middle market private markets firm, and we look forward to working closely with them to generate accelerated growth and deliver continued value for our clients. Specifically, this transaction strengthens our existing relationships with RCP Advisors and Hark Capital as we seek to launch additional strategies and vehicles that meet the demands of global investors seeking to access a full range of opportunities in the middle and lower-middle markets.”

Transaction Overview

P10 has agreed to acquire 100% of the issued and outstanding equity interests of Qualitas Funds and 100% of its fee-related earnings. The transaction does not include any carried interest for legacy funds.

The initial consideration of $63 million is composed of $42.25 million in cash and $20.75 million in P10 stock. The stock consideration is subject to a three-year lock-up period. Additionally, up to $35 million in earnout consideration may be payable based on the revenue associated with new funds Qualitas Funds raises after closing through December 31, 2027. The earnout consideration will be a mix of cash and P10 stock at the seller’s election, with no more than 65% payable in cash.

Qualitas Funds will continue to be managed by its current managing partners who will retain control of its day-to-day operations, including investment and investment committee processes, and there are employment agreements with each managing partner being put in place.

The transaction is expected to close in the first quarter of 2025, subject to customary closing conditions and regulatory approvals, including Spanish regulatory approval. For more information on the transaction, please visit the investor relations section of P10’s website, where an investor presentation is available, or access the Company’s filings on the SEC website.

Kirkland & Ellis LLP and Pérez-Llorca Abogados, S.L.P. are serving as legal advisors to P10. Cuatrecasas, Gonçalves Pereira, S.L.P. is serving as legal advisor to Qualitas Funds.

About P10
P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of June 30, 2024, P10 has a global investor base of more than 3,700 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

About Qualitas Funds

Qualitas Funds is a Madrid-based private markets investing platform that provides fund-of-funds and direct co-investing opportunities in the lower-middle market to more than 1,300 limited partners across the UHNW, family office, and institutional channels. As of June 30, 2024, the firm has approximately $1 billion in fee-paying assets under management. Visit www.qualitasfunds.com.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Taylor Donahue

pro-p10@prosek.com

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different; global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2024, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Key Financial & Operating Metrics

Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

Ownership Limitations
P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.